UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2024

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 5.03 regarding the issuance of Series B-1 Preferred Stock and Series B-2 Preferred Stock (as each term is defined below) is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2024, Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”) filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B-1 Non-Voting Convertible Preferred Stock (the “Series B-1 Certificate of Designation”) and the Certificate of Designation of Series B-2 Non-Voting Convertible Preferred Stock (the “Series B-2 Certificate of Designation,” and, collectively with the Series B-1 Certificate of Designation, the “Series B Certificates of Designation”).

Under the terms of the Series B-1 Certificate of Designation, each share of Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”), has an original issue price of $841,999.99 (the “B-1 Original Issue Price”). Under the terms of the Series B-2 Certificate of Designation, each share of Series B-2 Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock,” and, collectively with the Series B-1 Preferred Stock, the “Series B Preferred Stock”) has an original issue price of $2,322,000 (the “B-2 Original Issue Price”). Each full share of Series B Preferred Stock is initially convertible into 1.0 million shares of Common Stock. Holders of the Series B Preferred Stock are entitled to receive dividends or distributions on each share of Series B Preferred Stock equal to dividends or distributions actually paid on each share of Common Stock on an as-converted basis.

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series B Preferred Stock are entitled to receive distribution of any of the assets or surplus funds of the Company pro rata with the holders of the Common Stock and any other holders of the preferred stock of the Company issued pursuant to the Agreements (as defined below), including the Series B Preferred Stock (the “Investor Preferred Stock”), in an amount equal to such amount per share as would have been payable had all shares of Series B Preferred Stock been converted to Common Stock.

Under the terms of the Series B Certificates of Designation, at all times when the holders of the Investor Preferred Stock beneficially own at least 10.0% of the capital stock of the Company (subject to adjustment as indicated in the Series B Certificates of Designation), such holders of Investor Preferred Stock of the Company, exclusively and voting together as a separate class, will have the right to appoint one (1) director to the board of directors of the Company (the “Board”). At all times holders of the Investor Preferred Stock beneficially own at least 15.0% of the capital stock of the Company (subject to adjustment as indicated in the Series B Certificates of Designation), such holders of the Investor Preferred Stock, exclusively and voting together as a separate class, will have the right to appoint a second director to the Board. At all times holders of the Investor Preferred Stock beneficially own at least 30.0% of the capital stock of the Company (subject to adjustment as indicated in the Series B Certificates of Designation), such holders of the Investor Preferred Stock, exclusively and voting together as a separate class, will have the right to appoint a third director to the Board. At all times holders of the Investor Preferred Stock beneficially own at least 40.0% of the capital stock of the Company (subject to adjustment as indicated in the Series B Certificates of Designation), such holders of the Investor Preferred Stock, exclusively and voting together as a separate class, will have the right to nominate and designate a fourth director, who shall be designated by the Board or the nominating committee of the Board to a class of common directors and thereafter stand for election as a common director on the Board; provided that, the nominating committee of the Board determines that such appointment of the fourth director not result in a change of control under any Company governing documents or violate any applicable laws, including requirements of the SEC and Nasdaq. In the event that any such fourth director is not approved by the stockholders of the Company at the applicable annual meeting of stockholders, the holders of record of the shares of Investor Preferred Stock will have the right to appoint and elect a replacement for such director, pursuant to the approval requirements set forth above. To the extent any of such directors qualify to serve on any committees of the Board, for each such committee for which at least one (1) director is qualified, such director will be invited to serve on such committee of the Board. So long as the holders of Investor Preferred Stock have a right to appoint a director, the holders thereof will have the right to appoint a non-voting observer to the Board. At all times when the holders of Investor Preferred Stock have a right to appoint a director, the holders of Investor Preferred Stock shall not vote any shares of Common Stock they receive upon the conversion of any Investor Preferred Stock or the exercise of any warrants in any election of directors.

At any time after June 21, 2029, in the case of the Series B-1 Preferred Stock, or August 29, 2029, in the case of the Series B-2 Preferred Stock, the outstanding shares of Series B Preferred Stock held by any holder become redeemable for cash at the redemption price. The redemption price will be an amount per share equal to the greater of (i) the B-1 Original Issue Price or B-2 Original Issue Price, as applicable, plus all accrued and unpaid dividends thereon, up to and including the date of redemption and (ii) the number of shares of Common Stock issuable upon conversion of the applicable Series B Preferred Stock multiplied by the average of the closing sale price of the Common Stock for the five (5) business days immediately prior to the date of redemption plus all accrued and unpaid dividends thereon, up to and including the date of redemption. Subject to certain excluded issuances, the Series B Preferred Stock is subject to anti-dilution protection in the number of shares of Common Stock issuable upon conversion.

Until the later of (i) such time when the holders of Investor Preferred Stock shall no longer beneficially own at least 5% of the outstanding capital stock of the Company and (ii) June 21, 2029, in the case of the Series B-1 Preferred Stock, or August 29, 2029, in the case of the Series B-2 Preferred Stock, the Investor Preferred Stock shall have certain other protective provisions including, among others, limiting the ability of the Company to perform any of the following without the affirmative vote or consent of the holders of the Investor Preferred Stock: (i) liquidate, dissolve or wind-up the business and affairs of the Company or effect any event that requires a distribution to the Company’s stockholders in accordance to their liquidation preference, or any other merger, consolidation, statutory conversion, transfer, domestication or continuance; (ii) amend, alter or repeal any provision of the certificate of formation or bylaws of the Company in a manner that adversely affects the special rights, powers and preferences of the Investor Preferred Stock (or any series thereof); (iii) create or issue or obligate itself to issue shares of, or reclassify, any capital stock other than Excluded Issuances (as defined in the Series B Certificates of Designation); (iv) increase or decrease the authorized number of shares of Investor Preferred Stock, or create any additional class or series of capital stock of the Company (other than increases in the number of authorized shares of Common Stock); or (v) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (a) redemptions of or dividends or distributions on the Investor Preferred Stock as expressly authorized therein or in the certificate of designation of any Investor Preferred Stock, and (b) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock.

The Series B Certificates of Designation also contain preemptive rights to participate in certain future equity offerings by the Company. If the Company proposes to offer or sell any New Securities (as defined in the Series B Certificates of Designation), the Company shall first offer such New Securities to the holders of the Series B Preferred Stock. The holder shall be entitled to participate in such offering of New Securities on a pro rata basis, determined by dividing (i) the number of shares of Series B Preferred Stock, on an as converted basis, held by such holder, by (ii) the total number of shares of Common Stock issued and outstanding at the time of such offering plus the number of shares of Series B Preferred Stock outstanding, on an as converted basis.

On September 12, 2024, the 59 outstanding shares of non-voting, non-convertible Series A-1 Preferred Stock held by CCM Denali Equity Holdings, LP (“CCM Denali Equity”) converted into 31.940063 shares of Series B-1 Preferred Stock, which shares of Series B-1 Preferred Stock were convertible into an aggregate of 31,940,063 shares of Common Stock. In addition, on September 12, 2024, the 7 outstanding shares of non-voting, non-convertible Series A-2 Preferred Stock held by CCM Denali Equity converted into 28.806463 shares of Series B-2 Preferred Stock, which shares of Series B-2 Preferred Stock were convertible into an aggregate of 28,806,463 shares of Common Stock. The conversion of such securities was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and such securities were issued in reliance on the exemption afforded by Section 3(a)(9) of the Securities Act.

The foregoing description of the Series B-1 Preferred Stock and Series B-2 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B-1 Certificate of Designation and Series B-2 Certificate of Designation, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 10, 2024, the Company held a Special Meeting of Stockholders (the “Special Meeting”). A total of 121,140,863 shares of Common Stock were present in person or represented by proxy at the Special Meeting, representing approximately 55.9% of the Company’s total voting power as of the July 31, 2024 record date. The following are the voting results for the proposals considered and voted upon at the Special Meeting, each of which was described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 8, 2024:

Proposal 1: To approve, for the purposes of Nasdaq Marketplace Rule 5635(d), the issuance, in excess of 19.99% of the shares of Common Stock issued and outstanding as of June 21, 2024, of additional shares of Common Stock issuable pursuant to that certain credit and guaranty agreement (the “Credit Agreement”) by and among the Company, certain of the Company’s subsidiaries as guarantors party thereto, CCM Denali Debt Holdings, LP, acting through Cerberus Capital Management II, L.P. (“Cerberus”), as administrative agent and collateral agent and the lenders party thereto from time to time, and that certain securities purchase agreement (the “Purchase Agreement,” together with the Credit Agreement, the “Agreements”), dated June 21, 2024 with CCM Denali Equity, acting through Cerberus, including the securities issued thereunder, which include (i) shares of Common Stock issuable upon exercise of the warrant issued to CCM Denali Equity Holdings, LP by the Company on June 21, 2024 (the “Initial Warrant”) pursuant to the terms of the Agreements and the Initial Warrant or any future warrants (the “Future Warrants”) pursuant to the terms of the Agreements and such Future Warrants, (ii) shares of Common Stock issuable upon conversion of any shares of Series B-1 Preferred Stock that may be issued in the future pursuant to the terms of the Agreements and the Series B-1 Preferred Stock Certificate of Designation, and (iii) shares of Common Stock issuable upon conversion of any subseries of Series B Preferred Stock of the Company that may be issued in the future pursuant to the terms of the Agreements and any future certificates of designations (the “Issuance Cap Proposal”).

Votes Cast For	Votes Cast Against	Abstentions
117,215,700	2,035,522	1,889,641

Proposal 2: To approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for the approval of the Issuance Cap Proposal or the absence of a quorum.

Votes Cast For	Votes Cast Against	Abstentions
117,417,400	1,768,640	1,954,823

Based on the foregoing votes, both Proposal 1 and Proposal 2 were approved. No other matters were submitted to or voted on by the Company’s stockholders at the Special Meeting.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series B-1 Non-Voting Convertible Preferred Stock.
3.2	Certificate of Designation of Series B-2 Non-Voting Convertible Preferred Stock.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: September 12, 2024	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer

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